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                                                                     Exhibit 4.3


Series A 1998 10% Bridge Note


SERIAL NUMBER ________________________    DATED _______________________, 1998

PRINCIPAL AMOUNT (US$) $____________________


NORTON MOTORS INTERNATIONAL INC., a Minnesota corporation (hereinafter referred to as "Maker"), for value received, hereby promises to pay to the order of _______________________________________ at the address designated below, or to any registered transferee (hereinafter "Noteholder"), the principal sum of $ , on the earlier of (i) the date which is within five (5) days of receipt of funds by Maker of its Initial Public Offering (hereinafter referred to as an "IPO", defined as a registered offering raising net proceeds to Maker of at least $4,000,000, which the Maker intends to conduct but of which there is no assurance) proceeds, or (ii) the date which is nine (9) months after the above-stated issuance date of this Bridge Note, together with interest from the issuance date hereof until all principal hereof is paid at the rate of Ten Percent (10%) simple per annum, in lawful money of the United States of America. Payment of all accrued interest shall be made at the same time as the payment of principal hereof.

1. Part of Class. This note is one of an issue of Series A 1998 10% Bridge Notes of Maker authorized to be issued incident to a limited private placement being offered to private "accredited investors" to fund completion of motorcycle development, acquisition of certain assets, and pay certain IPO expenses.

2. Payment of Interest. Interest on this Bridge Note shall accrue from the date of issuance hereof and shall be due in full upon the maturity of the principal hereof.

3. Acceleration of Maturity. In the event of any bankruptcy, liquidation,, dissolution or other insolvency of Maker, then the Noteholder may declare the entire principal and accrued interest due and payable immedi-ately without further notice, demand or presentation.

4. Status of Note. This Bridge Note is unsecured in all respects, and this Note shall rank equally with all other unsecured debt of the Maker to the extent such other unsecured debt is not superior by its terms in right of payment to this Note.

5. Obligation of Maker. This Note shall constitute a binding obligation of the Maker until satisfied in full. No director, officer, employee, or personal representative of Maker shall have any personal liability for any obligations of Maker hereunder or for any claim whatsoever based on this Note.

6. Investment Intent of Noteholder. Noteholder hereof acknowledges and represents that Noteholder has acquired this Note for investment and without a view to any distribution, transfer or resale hereof within the meaning of the Securities Act of 1933; and that no transfer of this Note shall be valid unless made in compliance with appropriate securities laws restrictions set forth hereon.

7. Covenants of Maker. The Maker hereof agrees that for so long as this Note, or any portion thereof, is outstanding, the Maker will;


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         i.  Maintain  and  preserve  its  corporate  existence  and all rights, franchises,  and  other  authority  adequate  for  the  conduct  of its
         business;   maintain  its   properties,   equipment,   facilitiies  and
         intellectual property in good status, order and repair; and conduct its business in an orderly manner without voluntary interruption.

         ii. Maintain adequate insurance including public liability, property damage, fire and other hazards in respect to the property and business of Maker, with responsible insurance carriers.

         iii. Pay and discharge, before becoming delinquent, all taxes, assessments, and governmental charges upon or against the Maker or its properties, and all its other material liabilities as they become due, except to the extent and so long as any of such taxes, assessments, charges, or other liabilities are being contested by Maker in good faith.

         iv. Promptly notify Noteholder in writing of any event of default hereunder.

         v. Maker will not make any substantial change in the character of its business.

         vi. Maker shall not make any loans or advances to any person or entity other than in the ordinary course of its business, nor shall the Maker guarantee the obligations of any other party unless it is a subsidiary of Maker, nor shall the Maker incur or assume any material mortgage, pledge, encumbrance or lien against the property of Maker unless for a valid business purpose.

         vii. Maker shall not liquidate, dissolve, merge, consolidate, or enter into a material business combina- tion with another entity unless in the normal and ordinary course of business; nor shall Maker sell, lease, assign or transfer any substantial part of its business or fixed assets or material intellectual property; provided, however, that Maker shall have the authority to complete the acquisition of assets from Norton Motorcycles Limited.

8.       Event of Default. The following shall be a default on this Note:
         (a) The Maker shall fail to make any payment of interest or principal to the Noteholder when due under this Note, or
         (b) An event specified in paragraph 3 of this Note has occurred, or
         (c) Maker shall fail to perform and observe any of the covenants contained herein and such default shall remain uncured for 30 days after written notice thereof from Noteholder to Maker.

9. Transfer. This Note may not be sold, pledged or otherwise transferred to any person other than an "accredited investor" as such term is defined under Regulation D of the Securities Act of 1933. Any transfer of this Bridge Note shall be made only by surrendering this Note duly endorsed to Maker for cancellation, together with written instructions to Maker that a replacement Note of like principal amount be issued to such qualified transferee(s).

10. Remedy on Default. In the event of any default hereunder, the Noteholder hereof shall have the option to declare the principal amount hereof plus any accrued interest herein to be immediately due and payable upon written notice by Noteholder to Maker without further notice, demand, presentment for payment, notice of intention to accelerate or acceleration. The Maker hereby guarantees payment of this Note and waives demand for payment, presentation for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration of maturity, and any other such or similar notices. The Maker further agrees to pay all costs and expenses of collection, including reasonable attorneys' fees, incurred by Noteholder in collecting any indebtedness on this Note.

11. General. Noteholder shall not by any act, delay, omission or otherwise be deemed to have waived any of Noteholder's rights or remedies hereunder, and no waiver of any kind shall be valid unless in writing and signed by Noteholder. This Note has been executed in the State of Minnesota and shall be construed and governed by the laws of Minnesota. No modification or amendment of the terms of this Note shall be effective unless made in writing signed by Maker and Noteholder. This shall be

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binding on Maker and any successors or assigns,  provided Maker shall not assign its obligations under this Note without the required written consent of Noteholder.

12. Notice. All demands and notices to be given hereunder shall be delivered or mailed to Maker at 7667 Equitable Drive, Eden Prairie, MN 55344 (or at such new substituted address notified to Noteholder by Maker); and in the case of Noteholder to the address written below (or at such new substituted address notified to Maker by Noteholder.)

IN WITNESS WHEREOF, the Maker has caused this Bridge Note to be signed by its duly authorized officer as of the aforesaid date of issuance.

                                            NORTON MOTORS INTERNATIONAL INC.




                                            By_________________________________
                                               Joseph Novogratz, President

Restrictive Legend:
THIS NOTE HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE BLUE SKY LAWS; AND ACCORDINGLY THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE BLUE SKY LAWS, OR SATISFYING THE CONDITIONS OF AN EXEMPTION FROM SUCH REGISTRATION TO THE REASONABLE SATISFACTION OF LEGAL COUNSEL OF THE MAKER.

Further Representation of Noteholder:
This Bridge Note is accompanied by a Stock Purchase Warrant of Maker, of a 3-year term, which grants Noteholder the right to purchase restricted common shares of Maker at $3/share up to the original principal amount of this Note. Noteholder hereby acknowledges and represents that any future exercise of such Warrant by Noteholder (or any qualified transferee of Noteholder) will be acquired for long-term investment with no intention at such time of exercise of reselling, transferring, distributing to the public, or otherwise disposing of such common shares; and Noteholder further represents and agrees that any common stock to be issued to Noteholder incident to exercise of such Warrant shall be legended by Maker to evidence such restricted status under relevant securities laws and regulations.


                                             ___________________________________
                                             Signature of Noteholder



                                             ___________________________________
                                             Printed or typed name of Noteholder




                                             ___________________________________
                                             Name of Noteholder organization
                                             (if applicable)



                                             ___________________________________
                                             Street Address of Noteholder



                                             ___________________________________
                                             City, State, and Zip of Noteholder

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